EXHIBIT 23.1


                             [OLIVE LLP LETTERHEAD]



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in Registration Statement on Form S-8 to be filed on behalf of Citizens First Financial Corp., of our report dated January 22, 1999, on the consolidated financial statements of Citizens First Financial Corp. for the year ended December 31, 1998, which report is incorporated in the Annual Report on Form 10-K of Citizens First Financial Corp.


/s/ Olive LLP
Decatur, Illinois
May  26, 1999


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